Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Hims & Hers Health, Inc.

We consent to the incorporation by reference in the registration statement (No. 333-254825) on Form S-8 of our report dated March 22, 2021, except for the effects of the reverse recapitalization described in Note 1 to the consolidated financial statements, as to which the date is February 4, 2022, with respect to the consolidated financial statements of Hims Inc. and subsidiaries.

/s/ KPMG LLP

San Francisco, California

February 4, 2022